Exhibit 99.2

AMEDISYS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS
(Amounts in thousands)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA
	For the year ended December 31,		For the three-month periods ended March 31,
	2007	2008	2008	2009
Net income attributable to Amedisys, Inc.	$65,113	$86,682	$16,464	$27,022
Add:
Provision for income taxes	38,298	54,714	10,772	17,286
Interest expense (income), net	(3,150)	15,600	658	3,374
Depreciation and amortization	13,749	20,406	4,424	6,282
EBITDA (1)	$114,010	177,402	$32,318	53,964
Add:
Certain TLC acquisition costs (2)	-	3,991	-	-
Less:
Alliance (3)	(4,212)	-	-	-
Adjusted EBITDA (4)	$109,798	$181,393	$32,318	$53,964

Adjusted Net Income Attributable to Amedisys, Inc. Reconciliation
	For the year ended December 31,		For the three-month periods ended March 31,
	2007	2008	2008	2009
Net income attributable to Amedisys, Inc.	$65,113	$86,682	$16,464	$27,022
Add:
Certain TLC acquisition costs (2)	-	2,446	-	-
Less:
Alliance (3)	(4,212)	-	-	-
Adjusted net income attributable to Amedisys, Inc. (5)	$60,901	$89,128	$16,464	$27,022

Adjusted Diluted Earnings Per Share Reconciliation
	For the year ended December 31,		For the three-month periods ended March 31,
	2007	2008	2008	2009
Diluted earnings per share	$2.48	$3.22	$0.62	$0.99
Add:
Certain TLC acquisition costs (2)	-	0.09	-	-
Less:
Alliance (3)	(0.16)	-	-	-
Adjusted diluted earnings per share (6)	$2.32	$3.31	$0.62	$0.99

(1)
EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest (income) expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)
Certain TLC integration costs incurred primarily for the payment of severances for TLC employees and for the conversion of the acquired TLC agencies to our operating systems including our Point of Care network.

(3)
Alliance Home Health, Inc. (“Alliance”), a wholly owned subsidiary of ours, filed for Chapter 7 federal bankruptcy proceedings in September 2000. That case is now concluded. As a result, the remaining $4.2 million liabilities of Alliance were extinguished and we are not liable for any of these obligations. The discharge of the liabilities resulted in a non-taxable event.

(4)
Adjusted EBITDA is defined as net income attributable to Amedisys, Inc.before provision for income taxes, net interest (income) expense, and depreciation and amortization plus certain TLC integration costs and less the Alliance gain. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(5)
Adjusted net income attributable to Amedisys, Inc. is defined as net income plus certain TLC acquisition costs and less the Alliance gain. Adjusted net income attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(6)
Adjusted diluted earnings per share is defined as diluted earnings per share plus the earnings per share effect of certain TLC acquisition costs and less the earnings per share effect of the Alliance gain. Adjusted diluted earnings per share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted diluted earnings per share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.